UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 8, 2004
Date of Report (Date of earliest event reported)

VIAD CORP

(Exact name of registrant as specified in its charter)

DELAWARE	001-11015	36-1169950
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1850 N. Central Ave., Phoenix, Arizona		85004
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (602) 207-4000

Item 5. OTHER EVENTS
Item 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EX-99.1

Item 5. OTHER EVENTS

On June 8, 2004, Viad Corp (“Viad”) issued a press release announcing the expiration of its previously announced cash tender offers and related consent solicitations for certain public indebtedness. Viad received valid tenders from holders of $17.2 million aggregate principal amount of Subordinated Debentures and of $31.9 million aggregate principal amount of Medium Term Notes. All such Securities have been accepted for payment by Viad. Viad expects to incur a charge in the second quarter of 2004 of approximately $4 million in connection with the repurchase of the Securities. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

99.1	Press release, dated June 8, 2004, issued by Viad Corp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIAD CORP
(Registrant)

June 8, 2004	By	/s/ G. Michael Latta

G. Michael Latta Vice President — Controller (Chief Accounting Officer and Authorized Officer)